UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2021

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2021, the Compensation Committee of the board of directors of Medicine Man Technologies, Inc. (the “Company”) approved and adopted an unwritten cash bonus plan (the “Bonus Plan”), effective beginning in the Company’s fiscal year ending December 31, 2021.

Under the Bonus Plan, the Company will pay cash bonuses to manager-level and above employees as well as the Company’s named executive officers, Justin Dye, the Company’s Chief Executive Director and a director, Nancy Huber, the Company’s Chief Financial Officer, Nirup Krishnamurthy, the Company’s Chief Operating Officer, and Dan Pabon, the Company’s General Counsel, Chief Government Affairs Officer and Corporate Secretary, if the Company achieves at least 90% of a specified earnings before depreciation and amortization target (the “Target”) for the applicable fiscal year. The bonus payments will range from 10% to 200% of the applicable officer’s salary depending on the percentage of the Target the Company achieves, as follows:

Target Percentage Achieved	Bonus Payment Percentage
90%	10%
100%	20%
105%	30%
110%	40%
115%	60%
120%	80%
125%	100%
130%	125%
135%	150%
140%	175%
145%	200%

On June 14, 2021, the Compensation Committee of the Company’s board of directors approved and the Company entered into amendments to the existing employment agreements with each of Justin Dye, the Company’s Chief Executive Director and a director, Nancy Huber, the Company’s Chief Financial Officer, Nirup Krishnamurthy, the Company’s Chief Operating Officer, and Dan Pabon, the Company’s General Counsel, Chief Government Affairs Officer and Corporate Secretary. Each amendment is substantially identical and (i) increased the annual base salary for the applicable officer effective January 1, 2021, (ii) provided for catch-up payments in June, July and August of 2021 for the salary increase attributable to January, February, March, April and May of 2021, and (iii) replaced a reference to eligibility for discretionary bonuses with a reference to bonus eligibility under the Bonus Plan. After the amendments, the annual base salaries of these officers are as follows: Mr. Dye $350,000, Ms. Huber $225,000, Mr. Krishnamurthy $300,000 and Mr. Pabon $250,000. As before the amendments, the Company may periodically increase each officer’s annual base salary in its sole discretion.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Justin Dye Employment Agreement, dated June 14, 2021
10.2	Second Amendment to Nancy Huber Employment Agreement, dated June 14, 2021
10.3	First Amendment to Nirup Krishnamurthy Employment Agreement, dated June 14, 2021
10.4	First Amendment to Dan Pabon Employment Agreement, dated June 14, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: June 21, 2021		Daniel R. Pabon General Counsel

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